Renewal Agreement: Agreement Date : 19 October 2017 Confirmation No : R380019   Business Centre Details Client Details LONDON, London Bridge  More London Company Name VERONA PHARMA PLC Sales Manager Max Chapman Phone 02032834000 Email piers.morgan@veronapharma.com Office Payment Details (exc.VAT and exc. services) Office Number Number of people Price per Office 145A 6 £ 11,000.00 151 1 £ 2,858.00 Service Provision : Start Date 1 January 2018 End Date 31 January 2020 All agreements end on the last calendar day of the month. Terms and Conditions We are IW Group Services (UK) Limited [the Provider], please click the link below for terms and conditions. By signing our service Agreement, you agree to provide information and sign relevant documents to allow the Provider to claim any relief on business rates which at the Provider's risk is already included in your service fee with reference to the Business Centre within 2 working days of such request. The Provider has appointed Gerald Eve LLP Rating Payment Management Services to administer such information. Download the terms and conditions Download the house rules This website is secure. Your personal details are protected at all times. Print Agreement Copyright ©Regus Group Companies 2009. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Regus plc is prohibited.

1. This Agreement this agreement has ended the Client is responsible for any loss, claim or liability the Provider incurs as a result of the Client’s failure to vacate 1.1 Nature of this agreement: This agreement is the commercial equivalent on time. The Provider may, at its discretion, permit the Client an of an agreement for accommodation(s) in a hotel. The whole of the Centre extension subject to a surcharge on the monthly office fee. remains in the Provider’s possession and control. THE CLIENT ACCEPTS THAT THIS AGREEMENT CREATES NO TENANCY INTEREST, LEASEHOLD 1.8 Employees: While this agreement is in force and for a period of six ESTATE OR OTHER REAL PROPERTY INTEREST IN THE CLIENT’S FAVOUR months after it ends, neither the Provider nor the Client may knowingly WITH RESPECT TO THE ACCOMMODATION(S). The Provider is giving the solicit or offer employment to any of the other’s staff employed in the Client the right to share with the Provider the use of the Centre on these Centre. This obligation applies to any employee employed at the terms and conditions, as supplemented by the House Rules, so that the Centre up to that employee’s termination of employment, and for three Provider can provide the services to the Client. This Agreement is personal months thereafter. It is stipulated that the breaching party shall pay to the Client and cannot be transferred to anyone else without prior consent the non-breaching party the equivalent of six months’ salary for any from the Provider unless such transfer is required by law. The Provider will employee concerned. Nothing in this clause shall prevent either party not unreasonably withhold its consent to assignment to a parent, subsidiary from employing an individual who responds in good faith and or affiliate of Client provided that Client and assignee execute the Provider’s independently to an advertisement which is made to the public at large. form of Assignment of License Agreement which will require assignee to 1.9 Notices: All formal notices must be in writing, which may include assume all Client obligations and will not release the Client. This agreement by email, to the address first written above. is composed of the front page describing the accommodation(s), the present 1.10 Confidentiality: The terms of this agreement are confidential. terms and conditions, the House Rules and the Service Price Guide (where Neither the Provider nor the Client must disclose them without the available). other’s consent unless required to do so by law or an official authority. 1.2 Comply with House Rules: The Client must comply with any House This obligation continues for a period of 3 years after this agreement Rules which the Provider imposes generally on users of the Centre. The ends. House Rules vary from country to country and from Centre to Centre and 1.11 Applicable law: This agreement is interpreted and enforced in these can be requested locally. accordance with the law of the place where the relevant Centre is 1.3 AUTOMATIC RENEWAL: THIS AGREEMENT LASTS FOR THE PERIOD located. All dispute resolution proceedings will be conducted in the STATED IN IT AND THEN WILL BE EXTENDED AUTOMATICALLY FOR country, state or province where the Centre is located. If any provision SUCCESSIVE PERIODS EQUAL TO THE CURRENT TERM BUT NO LESS of these terms and conditions is held void or unenforceable under the THAN 3 MONTHS (UNLESS LEGAL RENEWAL TERM LIMITS APPLY) UNTIL applicable law, the other provisions shall remain in force. In the case TERMINATED BY THE CLIENT OR BY THE PROVIDER PERSUANT TO of Japan all agreements will be interpreted and enforced by the Tokyo SECTION 1.4. ALL PERIODS SHALL RUN TO THE LAST DAY OF THE MONTH District Court, and in the case of France, any dispute regarding this IN WHICH THEY WOULD OTHERWISE EXPIRE. THE FEES ON ANY agreement will be settled by the relevant courts of the Paris jurisdiction. RENEWAL WILL BE AT THE THEN PREVAILING MARKET RATE. THIS CLAUSE DOES NOT APPLY TO MONTH TO MONTH AGREEMENTS. 2. Services and Obligations 1.4 CANCELLATION: EITHER THE PROVIDER OR THE CLIENT CAN 2.1 Office accommodation(s): The Provider is to provide the number TERMINATE THIS AGREEMENT AT THE END DATE STATED IN IT, OR AT of serviced office accommodation(s) for which the Client has agreed to THE END OF ANY EXTENSION OR RENEWAL PERIOD, BY GIVING AT LEAST pay in the Centre stated in this agreement. This agreement lists the THREE MONTHS WRITTEN NOTICE TO THE OTHER. HOWEVER, IF THIS accommodation(s) the Provider has initially allocated for the Client’s AGREEMENT, EXTENSION OR RENEWAL IS FOR THREE MONTHS OR LESS use. The Client will have a non-exclusive right to the rooms allocated AND EITHER THE PROVIDER OR THE CLIENT WISHES TO TERMINATE IT, to it. Occasionally the Provider may need to allocate different THE NOTICE PERIOD IS TWO MONTHS IF THIS AGREEMENT, EXTENSION accommodation(s), but these accommodation(s) will be of reasonably OR RENEWAL IS FOR TWO MONTHS OR LESS, NOTICE MUST BE GIVEN equivalent size and the Provider will notify the Client with respect to WITHIN ONE WEEK OF THE START DATE OF THE CURRENT TERM.IF THE such different accommodation(s) in advance. CLIENT IS ON A MONTH TO MONTH AGREEMENT EITHER PARTY MAY TERMINATE THIS AGREEMENT BY GIVING NO LESS THAN ONE MONTHS’ 2.2 Office Services: The Provider is to provide during normal opening NOTICE TO THE OTHER (EFFECTIVE FROM THE START OF ANY CALENDAR hours the services, if requested, described in the relevant service MONTH). description (which is available on request). If the Provider decides that a request for any particular service is excessive, it reserves the right to 1.5 Ending this agreement immediately: To the maximum extent permitted charge an additional fee. by applicable law, the Provider may put an end to this agreement immediately by giving the Client notice and without need to follow any 2.3 THE PROVIDER’S IT: WHILST THE PROVIDER HAS INTERNET additional procedure if (a) the Client becomes insolvent, bankrupt, goes into SECURITY PROTOCOLS, THE PROVIDER DOES NOT MAKE ANY liquidation or becomes unable to pay its debts as they fall due, or (b) the REPRESENTATIONS AS TO THE SECURITY OF THE PROVIDER’S Client is in breach of one of its obligations which cannot be put right or which NETWORK (OR THE INTERNET) OR OF ANY INFORMATION THAT THE the Provider have given the Client notice to put right and which the Client CLIENT PLACES ON IT. The Client should adopt whatever security has failed to put right within fourteen (14) days of that notice, or (c) its measures (such as encryption) it believes are appropriate to its conduct, or that of someone at the Centre with its permission or invitation, is circumstances. The Provider cannot guarantee that a particular degree incompatible with ordinary office use and (i) such conduct is repeated of availability will be attained in connection with the Client’s use of the despite the Client having been given a warning or (ii) such conduct is Provider’s network (or the internet). The Client’s sole and exclusive material enough (in the Provider’s opinion) to warrant immediate termination. remedy shall be the remedy of such failure by the Provider within a reasonable time after written notice. If the Provider puts an end to this agreement for any of these reasons it does not put an end to any outstanding obligations, including additional services used, requested or required under the agreement and the monthly 3. Providing the Services office fee for the remainder of the period for which this agreement would 3.1 Access to the accommodation(s): The Provider may need to have lasted if the Provider had not ended it. enter the Client’s accommodation(s) and may do so at any time. 1.6 If the Centre is no longer available: In the event that the Provider is However, unless there is an emergency or the Client has given notice permanently unable to provide the services and accommodation(s) at the to terminate, the Provider will attempt to notify the Client verbally or Centre stated in this agreement then this agreement will end and the Client electronically in advance when the Provider needs access to carry out will only have to pay monthly office fees up to the date it ends and for the testing, repair or works other than routine inspection, cleaning and additional services the Client has used. The Provider will try to find suitable maintenance. The Provider will also endeavour to respect reasonable alternative accommodation(s) for the Client at another Provider Centre. security procedures to protect the confidentiality of the Client’s 1.7 When this agreement ends the Client is to vacate the accommodation(s) business. immediately, leaving the accommodation(s) in the same condition as it was 3.2 Availability at the start of this agreement: If for any reason the when the Client took it. Upon the Client’s departure or if the Client, at its Provider cannot provide the accommodation(s) stated in this option, chooses to relocate to different rooms within the Centre, the Provider agreement by the date when this agreement is due to start it has no will charge an Office Restoration Service fee to cover normal cleaning and liability to the Client for any loss or damages but the Client may cancel testing and to return the accommodation(s) to its original state. This fee will this agreement without penalty. The Provider will not charge the differ by country and is listed in the House Rules. The Provider reserves the Client the monthly office fee for accommodation(s) the Client cannot right to charge additional reasonable fees for any repairs needed above and use until it becomes available. The Provider may delay the start date beyond normal wear and tear. If the Client leaves any property in the of this agreement provided it provides to the Client alternative Centre the Provider may dispose of it at the Client’s cost in any way the accommodation(s) that shall be at least of equivalent size to the Provider chooses without owing the Client any responsibility for it or any accommodation(s) stated in this agreement. proceeds of sale. If the Client continues to use the accommodation(s) when agreement then subject to the exclusions and limits set out 4. Accommodation(s) immediately below the Provider will pay any actual and reasonable expenses the Client has incurred in obtaining that service from an 4.1 The Client must not alter any part of its accommodation and must take alternative source. If the Client believes the Provider has failed to good care of all parts of the centre, its equipment, fixtures, fittings and deliver a service consistent with these terms and conditions the Client furnishings which the Client uses. The Client is liable for any damage caused shall provide the Provider written notice of such failure and give the by it or those in the Centre with the Client’s permission or at the Client’s Provider a reasonable period to put it right. invitation whether express or implied, including but not limited to all employees, contractors, agents or other persons present on the premises. 7.2. EXCLUSION OF CONSEQUENTIAL LOSSES, ETC.: THE PROVIDER WILL NOT IN ANY CIRCUMSTANCES HAVE ANY LIABILITY FOR LOSS 4.2 Office equipment: The Client must not install any cabling, IT or telecom OF BUSINESS, LOSS OF PROFITS, LOSS OF ANTICIPATED SAVINGS, connections without the Provider’s consent, which the Provider may refuse at LOSS OF OR DAMAGE TO DATA, THIRD PARTY CLAIMS OR ANY its absolute discretion. CONSEQUENTIAL LOSS UNLESS the Provider OTHERWISE AGREES IN As a condition to the Provider’s consent, the Client must permit the Provider WRITING. THE PROVIDER STRONGLY ADVISES THE CLIENT TO to oversee any installations (for example IT or electrical systems) and to INSURE AGAINST ALL SUCH POTENTIAL LOSS, DAMAGE, EXPENSE OR verify that such installations do not interfere with the use of the LIABILITY. accommodation(s) by other Clients or the Provider or any landlord of the 7.3. Financial limits to the Provider’s liability: In all cases, the building. Provider’s liability to the Client is subject to the following limits: 4.3 Insurance: It is the Client’s responsibility to arrange insurance for its  Without limit for personal injury or death; own property which it brings in to the Centre and for its own liability to its employees and to third parties. The Provider strongly recommends that the • Up to a maximum of £1 million / USD$2 million / €1.3 million (or local Client put such insurance in place. equivalent) for any one event or series of connected events for damage to the Client’s personal property; • Up to a maximum equal to 125% of the total fees paid between the 5. Use date the Client moved into its accommodation(s) and the date on 5.1 The Client must only use the accommodation(s) for office purposes. which the claim in question arises or £50,000 / USD$100,000 / €66,000 Office use of a “retail” or “medical” nature, involving frequent visits by (or local equivalent) whichever is the higher, in respect of any other members of the public, is not permitted. loss or damage. 5.2 The Client must not carry on a business that competes with the Provider’s business of providing serviced office accommodation(s) or its 8. Fees ancillary services. 8.1 Taxes and duty charges: The Client agrees to pay promptly (i) all 5.3 The Client’s name and address: The Client may only carry on that sales, use, excise, consumption and any other taxes and license fees business in its name or some other name that the Provider previously agrees. which it is required to pay to any governmental authority (and, at the 5.4 Use of the Centre Address: The Client may use the Centre address as Provider’s request, will provide to the Provider evidence of such its business address. Any other uses are prohibited without the Provider’s payment) and (ii) any taxes paid by the Provider to any governmental prior written consent. authority that are attributable to the accommodation(s), including, without limitation, any gross receipts, rent and occupancy taxes, 6. Compliance tangible personal property taxes, stamp tax or other documentary taxes and fees. 6.1 Comply with the law: The Client and the Provider must comply with all relevant laws and regulations in the conduct of its business in relation to this 8.2 Service Retainer/Deposit: The Client will be required to pay a agreement. The Client must do nothing illegal in connection with its use of service retainer/deposit equivalent to two months' of the monthly the Business Centre. The Client must not do anything that may interfere office fee (plus VAT/Tax where applicable) upon entering into this with the use of the Centre by the Provider or by others, (including but not agreement unless a different amount is specified on the front of this limited to political campaigning or immoral activity), cause any nuisance or agreement. This will be held by the Provider without generating annoyance, increase the insurance premiums the Provider has to pay, or interest as security for performance of all the Client’s obligations under cause loss or damage to the Provider (including damage to reputation) or to this agreement. The service retainer/deposit or any balance will be the owner of any interest in the building which contains the Centre the Client returned to the Client when the Client has settled its account which is using. Both the Client and the Provider shall comply at all times with all includes deducting outstanding fees and other costs due to the relevant anti-bribery and anti-corruption laws.6.2 If the Provider has been Provider. advised by any government authority or other legislative body that it has 8.3 The Provider may require the Client to pay an increased retainer if reasonable suspicion that the Client is conducting criminal activities from the outstanding fees exceed the service retainer/deposit held and/or the Centre then the Provider shall be entitled to terminate this agreement with Client frequently fails to pay the Provider when due. immediate effect. The Provider confirms that in providing the services it has 8.4 Payment: The Provider is continually striving to reduce its not employed or used any labour in contravention of the requirements of any environmental impact and supports its clients in doing the same. anti-slavery laws. Therefore the Provider will send all invoices electronically (where 6.3 The Client acknowledges that (a) the terms of this clause are a material allowed by law) and the Client will make payments via an automated inducement in the Provider’s execution of this agreement and (b) any method such as Direct Debit or Credit Card, wherever local banking violation by the Client of this clause shall constitute a material default by the systems permit unless another form of payment is offered to the Client Client hereunder, entitling the Provider to terminate this agreement, without as a qualified and current Key Account. further notice or procedure. 8.5 Late payment: If the Client does not pay fees when due, a fee 6.4 The Provider may collect and process personal data from and of the will be charged on all overdue balances. This fee will differ by country Client to administer contractual relationship, ensure compliance with and is listed in the House Rules. If the Client disputes any part of an applicable laws and regulations, and enable the Provider to provide its invoice the Client must pay the amount not in dispute by the due date services and to manage its business. The Client acknowledges and accepts or be subject to late fees. The Provider also reserves the right to that such personal data may be transferred or made accessible to all entities withhold services (including for the avoidance of doubt, denying the of the Provider’s group, wherever located, for the purposes of providing the Client access to its accommodation(s)) while there are any outstanding services herein. fees and/or interest or the Client is in breach of this agreement. 8.6 Insufficient Funds: The Client will pay a fee for any returned 7. The Provider’s Liability cheque or any other declined payments due to insufficient funds. This fee will differ by country and is listed in the House Rules. 7.1. The extent of the Provider’s liability: To the maximum extent permitted by applicable law, the Provider is not liable to the Client in respect of any loss 8.7 If this agreement is for a term of more than 12 months, the or damage the Client suffers in connection with this agreement, with the Provider will increase the monthly office fee on each anniversary of the services or with the Client’s accommodation(s) unless the Provider has acted start date. This increase will be by the local Consumer Price Index or deliberately or negligently in causing that loss or damage. the Provider is such other broadly equivalent index where a consumer price index is not liable for any loss as a result of the Provider’s failure to provide a service not available locally. If there is a negative index rate, prices will not be as a result of mechanical breakdown, strike, termination of the Provider’s decreased. Renewals are calculated separately from annual indexation interest in the building containing the Centre or otherwise unless the increases. Month to Month agreements will use the above stated index Provider does so deliberately or is negligent. In no event shall the Provider or the current month to month office price, whichever is the greater. be liable for any loss or damage until the Client provides the Provider written 8.8 Standard services: The monthly office fee and any recurring notice and gives the Provider a reasonable time to put it right. If the services requested by the Client are payable monthly in advance. Provider is liable for failing to provide the Client with any service under this Unless otherwise agreed in writing, these recurring services will be provided by the Provider at the specified rates for the duration of this Agreement (including any renewal). Specific due dates will differ by country and are listed in the House Rules. Where a daily rate applies, the charge for any such month will be 30 times the daily fee. For a period of less than a month the fee will be applied on a daily basis. 8.9 Pay-as-you-use and Additional Variable Services: Fees for pay-as-you- use services, plus applicable taxes, in accordance with the Provider’s published rates which may change from time to time, are invoiced in arrears and payable the month following the calendar month in which the additional services were provided. Specific due dates will differ by country and are listed in the House Rules. 8.10 Discounts, Promotions and Offers: If the Client benefited from a special discount, promotion or offer, the Provider may discontinue that discount, promotion or offer without notice if the Client materially breaches these terms and conditions. Global Terms & Conditions, lveber, Jan-17